Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2013, on the consolidated financial statements of Cleveland BioLabs, Inc. and Subsidiaries, which report appears in the annual report on Form 10-K of Cleveland BioLabs, Inc. and Subsidiaries for the year ended December 31, 2012, and to the reference to our Firm under the caption “Experts” in the Prospectus.

MEADEN & MOORE, LTD.

Independent Registered Public Accounting Firm

December 10, 2013

Cleveland, Ohio